Exhibit 16


Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                           2425 W Horizon Ridge Parkway
                                                    Henderson, NV 89052
                                                      702.257.1984  tel
                                                       702.362.0540 fax


April 10, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Pinoak, Inc. (the "Company") and performed quarterly reviews on the financial statements of the Company for the quarters ended September 30, 2005, June 30, 2005 and March 31, 2005. On April 5, 2006, we were notified that we were dismissed by the Company as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated April 5, 2006 and we agree with such statements except that we cannot confirm or deny that the appointment of Moore & Associates, Chartered was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP


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